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                                                                   EXHIBIT 10.52

                                PROMISSORY NOTE

                                                    Micropolis Corporation
                                                    21211 Nordhoff Street
                                                    Chatsworth, California 91311

                                                    November 2, 1995

     FOR VALUE RECEIVED, the undersigned, J. Larry Smart ("Borrower"), promises to pay to Micropolis Corporation, a Delaware corporation ("Lender"), or order, the principal amount of $125,007.05, or so much thereof as Lender shall have disbursed to Borrower, with interest on the unpaid principal balance hereunder at the rate of eight percent per annum. One hundred and fifty-six payments in the amount of $901.94 shall be deducted by the Lender from the net weekly payroll amount due to the Borrower, commencing with the regularly scheduled payroll period ending November 24, 1995 (disbursement date of December 1, 1995), and ending with the regularly scheduled payroll period ending November 13, 1998 (disbursement date of November 20, 1998).

     Borrower retains option of repaying principal, in any or the entire principal amount, plus accrued interest, prior to scheduled repayment dates. No penalty shall be charged to the Borrower if any or the entire principal amount is paid prior to the scheduled repayment dates.

     Proceeds of this Note received by the Borrower shall be used for the sole purpose of purchasing shares of the Common Stock of the Lender, as permitted and in accordance with the requirements of federal securities laws, including, without limitation, the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

     All amounts due hereunder shall be payable without defense, set off or counterclaim, in lawful money of the United States of America, through weekly payroll deductions as described hereunder, to Lender at 21211 Nordhoff Street, Chatsworth, California 91311.

     Upon the occurrence of a default hereunder the Lender may, at its option, without notice to or demand upon Borrower or any other party, declare immediately due and payable the entire principal balance hereof together with all accrued and unpaid interest thereon, plus any other amounts then owing pursuant to this Note, whereupon the same shall be immediately due and payable. In no event shall interest be charged under this Note which would violate any applicable law.

     If any default occurs in any payment due under this Note, Borrower and all guarantors and endorsers hereof, and their successors and assigns, promise to pay all costs and expenses, including attorneys' fees, incurred by each Lender hereof in collecting or attempting to collect the indebtedness under this Note, whether or not any action or proceeding is commenced. None of the provisions hereof and none of the Lender's rights or remedies hereunder on account of any past or future defaults shall be deemed to have been waived by the Lender's acceptance of any past due installments or by any indulgence granted by the Lender to Borrower.

     Borrower and all guarantors and endorsers hereof, and their successors and assigns, hereby waive presentment, demand, diligence, protest and notice of every kind (except such notices as may be required), and agree that they shall remain liable for all amounts due hereunder notwithstanding any extension of time or change in the terms of payment of this Note granted by any Lender hereof, or any delay or failure by the Lender thereof to exercise any rights under this Note.
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Promissory Note
November 2, 1995
Page 2

     In the event that the Borrower is no longer employed by the Lender, or its successors and assigns, regardless of cause or method of termination, Borrower shall remain liable for all amounts due hereunder, and, upon such termination, payment shall be due immediately and payable in equal monthly installments over the remaining term of the Note, with a maturity date of November 20, 1998.

     This Note shall inure to the benefit of Lender, its successors and assigns and shall bind the heirs, executors, administrators, successors and assigns of Borrower. Each reference herein to powers or rights of Lender shall also be deemed a reference to the same power or right of such assignees to the extent of the interest assigned to them.

     In the event that any one or more provisions of this Note shall be held to be illegal, invalid or otherwise unenforceable, the same shall not affect any other provision of this Note and the remaining provisions of this Note shall remain in full force and effect.

     This Note shall be governed by and construed in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed the day and year first above written.



                                         Read and Agreed to:




                                         /s/ J. Larry Smart
                                         ------------------
                                         By: J. Larry Smart



                                         MICROPOLIS CORPORATION



                                         /s/ Barbara V. Scherer
                                         ----------------------
                                         By: Barbara V. Scherer
                                         Title: Vice President--Finance,
                                         CFO & Treasurer


Exhibit A. Promissory Note Amortization Table and Payment Schedule